EXHIBIT 23.5


              LETTER OF CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated May 20, 1996 on the consolidated balance sheets of Quitral-Co S.A.I.C. and its subsidiary as of June 30, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended June 30, 1995, 1994 and 1993, included in the Current Report on Form 8-K/A filed by Pride International, Inc. (formerly Pride Petroleum Services, Inc.) on April 8, 1997, and to all references to our Firm included in this registration statement on Form S-3 by Pride International, Inc.


                                          PISTRELLI, DIAZ Y ASOCIADOS

                                          /s/ ENRIQUE C. GROTZ

                                              ENRIQUE C. GROTZ
                                              Partner

Buenos Aires, Argentina
January 20, 1998